UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2007

NESTOR, INC.

 (Exact name of registrant as specified in its charter)

Delaware

 (State or other jurisdiction of incorporation)

0-12965	13-3163744
(Commission File Number)	(IRS Employer Identification Number)

42 Oriental Street; Third Floor, Providence, Rhode Island

 (Address of principal executive offices)

(401) 274-5658

 (Registrant’s telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events

Nestor, Inc. (the “Company”) announced today that it received notice from the Nasdaq Stock Market (“Nasdaq”) that the Company had qualified for an additional 180 days to meet Nasdaq’s continued listing requirements.  On April 23, 2007, Nasdaq had notified the Company that the bid price of the Company’s common stock had closed at less than $1.00 per share for more than 30 consecutive business days.  As a result, the Company did not comply with Marketplace Rule 4310(c)(4) (the “Rule”).  In accordance with Marketplace Rule 4310(c)(8)(D), the Company had 180 calendar days, or until October 22, 2007, to regain compliance with the Rule.  As of October 22, 2007, the Company had not achieved compliance with the Rule.

In the notice received by the Company on October 23, 2007, Nasdaq advised the Company that because the Company met all initial inclusion criteria for the Nasdaq Capital Market set forth in Marketplace Rule 4310(c) (except for bid price), the Company will now be provided an additional 180 calendar day compliance period, or until April 21, 2008, to regain listing compliance.  This 180 day extension is in accordance with Marketplace Rule 4310(c)(8)(D).  If, at anytime before April 21, 2008, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide written notification that it complies with the Rule.

If the Company cannot demonstrate compliance with the Rule by April 21, 2008, Nasdaq will provide written notification that the Company’s securities will be delisted from the Nasdaq Capital Market.  At that time, the Company may appeal Staff’s determination to a Listing Qualification Panel (the “Panel”).  Please note that if the Company appeals it will be asked to provide a plan to regain compliance to the Panel, and that historically Panels have generally viewed a near-term reverse stock split as the only definitive plan acceptable to resolve a bid price deficiency. A delisting of the Company’s stock for more than five consecutive days or for more than an aggregate of 10 days in any 365-day period would constitute an event of default under the terms of the Company’s 7% Senior Secured Convertible Notes dated May 25, 2006.  A default under the 7% Notes would in turn be a default under the Company’s 5% Senior Convertible Notes due October 31, 2007.

Because the Company can effect a reverse stock split to cure its non-compliance with the Rule, the Company does not believe that delisting is likely.

Item 9.01.                      Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.                                Description

99.1                      NASDAQ correspondence dated October 23, 2007

99.2                      Press Release dated October 25, 2007 regarding private placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NESTOR, INC.

	By:	/s/ Brian R. Haskell
Brian R. Haskell
Vice President and General Counsel

Date:October 25, 2007